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                                                                   Exhibit 23.3

                        CONSENT OF PRICE WATERHOUSE LLP

  We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-2 of our report dated October 31, 1996 relating to the financial statements of Ralston Resorts, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Price Waterhouse LLP
Denver, Colorado
January 7, 1997